Exhibit 99(j)

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Financial Highlights” in this Registration Statement on Form N-1A under the Securities Act of 1933 (File No. 333-24349) and the Investment Company Act of 1940 (File No. 811-08163) of Mercury International Value V.I. Fund and to the incorporation by reference therein of our report, dated February 4, 2003, with respect to the financial statements of Mercury International Value V.I. Fund for the year ended December 31, 2002.

/s/ Ernst & Young LLP

MetroPark, New Jersey August 28, 2003